U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                     FORM 8-K


                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): June 2, 2005

                            PARAFIN CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

          Nevada                   0-9071                74-2026624
(State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
         of Incorporation)                            Identification No.)

27127 Calle Arroyo, Suite 1923, San Juan Capistrano, California     92675
      (Address of Principal Executive Offices)                  (Zip Code)

     Registrant's telephone number, including area code:  (877) 613-3131


                 _______________________________________
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

     On June 2, 2005, the Registrant sold 15,000,000 units to Rukos Security Advice A.G. of Frankfurt, Germany, under a Regulation S offering. This firm purchased the units on behalf of its clients in that country. The total consideration received for this transaction was $600,000, or $0.04 per unit. Each unit consists of one restricted share of common stock and one warrant (convertible into two restricted shares of common stock at $0.05 per share for a period of three years).

     No commissions were paid in connection with this sale. The proceeds of this financing are being used for the repayment of corporate debt and general working capital purposes.

ITEM 8.01 OTHER EVENTS

     In the Registrant's Form 10-KSB for the fiscal year ended September 30, 2004, it was noted that the number of shares of common stock owned by its president, Sidney Fowlds, was 3,001,400 as of December 1, 2004. The correct number is 4,001,400 (which includes 1,000,000 shares owned by his wife).

                               SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ParaFin Corporation



Dated: June 6, 2005                    By: /s/ Sidney B. Fowlds
                                       Sidney B. Fowlds, President